Exhibit 10.02

DEED OF ASSIGNMENT
THIS DEED OF ASSIGNMENT (“Deed”) is made as of 12 June 2018, between:

(1)
Ophir Equatorial Guinea (EG-24) Limited, a company existing under the laws of the British Virgin Islands under commercial registry number 1958060 whose registered office is at Jayla Place, Wickhams Cay 1, Road Town, Tortola, VG1110, British Virgin Islands (hereinafter referred to as “Assignor”)

(2)
Kosmos Energy Equatorial Guinea, a company existing under the laws of the Cayman Islands whose registered office is at c/o Circumference (Cayman), 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman, KY1 1209, Cayman Islands (hereinafter referred to as “Assignee”)

RECITALS

A.
The Republic of Equatorial Guinea (represented by the Ministry of Mines and Hydrocarbons), Guinea Ecuatorial de Petroleos (“GEPetrol”) and Assignor have entered into a Production Sharing Contract for the exploration, development and production of hydrocarbons in block EG-24 (“PSC”)

B.	Assignor is the current owner of an undivided eighty percent (80%) Participating Interest (one hundred percent (100%) paying interest in the PSC.

C.
Assignor wishes to assign and transfer to Assignee a forty percent (40%) Participating Interest (fifty percent (50%) paying interest) in the PSC in accordance with the terms and conditions set out in this Agreement and Assignee wishes to acquire such forty percent (40%) Participating Interest (fifty percent (50%) paying interest) in the PSC.

D.	Pursuant to the Farmout Agreement the Assignor agreed to assign to the Assignee the Assigned Interest.
THE PARTIES COVENANT AND AGREE:
1.     DEFINITIONS
As used in this Deed, these words and expressions shall have the following meanings:
“PSC” has the meaning given to it in Recital (A);
“Assigned Interest” means an undivided forty percent (40%) legal and beneficial interest in and under the PSC;
“Assignment Date” means 12 June 2018.
“Deed” means this Deed of Assignment, as amended, supplemented or varied from time to time.
“Farmout Agreement” means the Farmout Agreement relating to the PSC between the Parties dated 14 March 2018 for the assignment by the Assignor to the Assignee of the Assigned Interest.
“Party” means Assignor or Assignee;

2.    INTERPRETATION

2.1	Updating of Documents and Legislation
Unless otherwise stated, references to any document of any kind and to any legislation are to that document or legislation as amended or replaced from time to time.

2.2	Parties’ Successors
A reference to a Party to this Deed or any other instrument includes that Party’s administrators, successors and permitted assigns.
3.     ASSIGNMENT

3.1
For the consideration referred to in Clause 3.2 of this Deed, the Assignor hereby assigns and transfers as legal and beneficial owner, the Assigned Interest to the Assignee, and the Assignee agrees to such assignment and transfer on and from the Assignment Date.

3.2
The Parties agree that the consideration payable under the Farmout Agreement and the assumption of obligations and liabilities by the Assignee pursuant to the Farmout Agreement is good and sufficient consideration for the transfer of the Assigned Interest to the Assignee by the Assignor.

3.3	This Deed shall be binding upon and inure to the benefit of the Parties hereto, their successors and lawful assigns,

4.    ASSIGNEE TO BE BOUND BY PSC TERMS

4.1
The Assignee covenants with the Assignor on and from the Assignment Date to observe and be bound by the terms and conditions of the PSC as existing and as amended from time to time in respect of the Assigned Interest.

4.2	The Assignee indemnifies the Assignor against all liabilities and obligations arising with respect to the Assigned Interest accruing on and after the Assignment Date.
5.    PARTIAL RELEASE

5.1	Subject to clauses 5.2 and 5.3 of this Deed, the Assignee releases and discharges the Assignor from its obligations in respect of the Assigned Interest on and from the Assignment Date.
Continuing Obligations of Assignor

5.2
Subject to clause 5.3 of this Deed as between the Assignor and the Assignee, Assignor remains liable to the Assignee for, and must observe and perform, all the Assignor's obligations arising in respect of the Assigned Interest before the Assignment Date.

Without Prejudice

5.3
This Deed does not affect the Assignor or the Assignee’s rights and obligations to each other under the Farmout Agreement, which, as between Assignor and Assignee, shall prevail over this Deed in the event of a conflict.

6.     INTERESTS OF PARTIES FROM ASSIGNMENT DATE
The Participating Interests of the Parties on and from the Assignment Date are:

Ophir:	40%
Kosmos:	40%
GEPetrol:	20%

100%

7.     ADDRESS FOR SERVICE
A notice (including any approval, consent or other communication) in connection with this Deed and the documents referred to in it:
(A)    must be in writing;

(B)
must be left at or delivered by courier to the address of the addressee or sent by pre‑paid recorded delivery (airmail if posted to or from a place outside the United Kingdom) to the address of the addressee or sent by facsimile to the facsimile number of the addressee in each case which is specified in this Clause in relation to the Party to whom the notice is addressed, and marked for the attention of the person so specified, or to such other address or facsimile number in the United Kingdom and/or marked for the attention of such other person as the relevant Party may from time to time specify by notice given in accordance with this Clause.

The relevant details of each Party at the date of this Deed are:

Name:	Ophir Equatorial Guinea (EG-24) Limited
Address:	123 Victoria Street, London, SW1E 6DE
Attention:	General Counsel
Fax:	+44207 811 2421

Name:	Kosmos Energy Equatorial Guinea
Address:	c/o Circumference (Cayman), P.O. Box 32322, 4th Floor, Century Yard, Cricket Square, Elgin Avenue, George Town, Grand Cayman, KY1-1209, Cayman Islands
Attention:	General Counsel
Fax:	+1 214 445 9705
(C)    for the avoidance of doubt, must not be sent by electronic mail.
8.     COSTS, DUTIES, TAXES, AND FEES
Each Party is responsible for its own legal and other costs and expenses, but the Assignee shall pay any fees pursuant to Articles 14.13,2 and 14.13.3 of the Farmout Agreement in relation to this Deed.
9.     GOVERNING LAW
This Deed is governed by the laws of England and Wales, without regard to its choice of law rules and the mandatory exclusive venue for any judicial proceeding permitted in this Deed is in

London. The Parties consent to the jurisdiction of these courts and waive any defenses they have regarding jurisdiction.
10.     NO THIRD-PARTY RIGHTS
Unless expressly provided to the contrary in this Deed, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.
11.     AMENDMENTS
There shall be no modification of this Deed except by written agreement signed by all Parties.
12.    COUNTERPART
This Deed may be executed in any number of counterparts, each of which is an original and all of which constitute one and the same instrument.
13.    FURTHER ASSURANCES
Each Party must execute, and do, all reasonable acts and things necessary or desirable to implement and give full effect to the provisions and purpose of, this Deed.
EXECUTED AND DELIVERED AS A DEED BY:
In witness whereof this Deed has been delivered as a deed on the date first stated above.

SIGNED AS A DEED and DELIVERED on behalf of Ophir Equatorial Guinea (EG-24) Limited by:	/s/ Oliver Quinn
Oliver Quinn
in the presence of:

Signature of Witness	/s/ Andrew Freear
Name	Andrew Freear
Address	52 Bridle Road Maidenhead, UK
Occupation	Asset Manager

SIGNED AS A DEED and DELIVERED on behalf of Kosmos Energy Equatorial Guinea by: in the presence of:	/s/ Alissa Lee Eason
Alissa Lee Eason
in the presence of:

Signature of Witness	/s/ Andrew Freear
Name	Andrew Freear
Address	52 Bridle Road Maidenhead, UK
Occupation	Asset Manager